FOR IMMEDIATE RELEASE


                                              S. Patric Plumley
                                              Sr. Vice President, CFO, Treasurer
                                               and Secretary
                                              920-208-4107
                                              pplumley@shopthepig.com


          FRESH BRANDS REPORTS RECORD FIRST QUARTER SALES AND EARNINGS;
                   DECLARES SECOND QUARTER 2003 CASH DIVIDEND


SHEBOYGAN, WI, May 13, 2003....Fresh Brands, Inc. (Nasdaq: FRSH) today reported record sales and earnings for the first quarter of 2003 ended April 19, 2003.

Net sales for the first quarter of 2003 were $187.7 million, a 1.9% increase over last year's first quarter sales of $184.1 million. Net earnings for the first quarter of 2003 were $1.93 million, an increase of 0.7% over net earnings of $1.91 million for the same period in 2002. Diluted earnings per share for the first quarter of 2003 were a record $0.38, a 5.6% increase over diluted earnings per share of $0.36 for the same period in 2002.

"Given the very difficult environment for our industry and the challenging economy, we are pleased to report improved results for the first quarter of 2003," said Elwood F. Winn, president and chief executive officer of Fresh Brands. "While consumer spending is tight and shoppers continue to trade down to value brands, we believe our performance is due to our successful business model, innovative merchandising initiatives and strong customer relationships developed through our loyalty marketing program."

Retail sales for the first quarter of 2003 improved 1.5% to $93.9 million, compared to $92.5 million for the same period in 2002. Net wholesale sales for the first quarter of 2003 increased 2.3% to $93.8 million, compared to $91.6 million for the same period last year.


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Fresh Brands Reports Record First Quarter Sales and Earnings
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"Our sales improvement was primarily due to the January 2003 opening of our new corporate store in Kenosha, Wisconsin, the February 2003 opening of a Piggly Wiggly franchise replacement store in Omro, Wisconsin, and approximately $500,000 in sales as a temporary secondary wholesale supplier to a group of local supermarkets," Winn said.

Winn indicated that comparable store sales for the Piggly Wiggly franchise and corporate retail chain and Dick's Supermarkets increased 0.15% for the first quarter of 2003. "The relatively low increase in comparable store sales reflects fierce competition in some markets and the impact of the continued soft economy and increased unemployment on discretionary spending," Winn said. "We are encouraged by the fact that our marketing programs are generating positive results."

Winn stated that Fresh Brands continues to move forward with its expansion plans. "Our new Kenosha, Wisconsin, corporate store is our second corporate flagship store to receive the new `Piggly Wiggly Fresh MarketCircle' designation that we are reserving for our new stores that feature our innovative circular store design. Our new corporate replacement store on the north side of Sheboygan, Wisconsin, scheduled to open this fall, will also be modeled on the flagship store," Winn added.

Over the next 12 months, the company expects additional openings including a new Dick's Supermarkets corporate store and fuel station/convenience store in Maquoketa, Iowa, Fresh Brand's first entry into the Iowa market, expanded and renovated franchise replacement stores in Mayville, Mosinee and Cross Plains, Wisconsin, and new franchise replacement stores in Juneau and Union Grove, Wisconsin.

"Looking ahead, based on our performance for the first quarter, we continue to expect that our earnings for 2003 will be in the range of $1.54 to $1.60 per share, barring any unusual or unforeseen occurrences in the economy, our markets or our businesses," Winn said.


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Fresh Brands Reports Record First Quarter Sales and Earnings
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Separately, Fresh Brands' board of directors declared a second quarter 2003 cash dividend of $0.09 per share of common stock. The dividend is payable on June 6, 2003 to shareholders of record on May 23, 2003.

During the first quarter of 2003, the company repurchased 106,000 shares of its common stock at an aggregate price of $1.7 million. At the end of the quarter, approximately $2.9 million remained available from the company's current Board-authorized $30 million share repurchase plan approved in July 2002.

As a follow-up to this release, Fresh Brands will host a conference call at 2:15 p.m. Eastern/1:15 p.m. Central Daylight Time on Wednesday, May 14 to discuss the first quarter results. Interested parties are invited to call 1-800-369-1805 (passcode is EWINN, call leader is Elwood Winn). A replay of the conference call will be available through May 21, 2003, by calling 1-800-964-5760.

Fresh Brands, Inc. is a supermarket retailer and grocery wholesaler through corporate-owned retail, franchised and independent supermarkets. The corporate-owned and franchised retail supermarkets currently operate under the Piggly Wiggly(R) and Dick's(R) Supermarkets brands. Fresh Brands currently has 74 franchised supermarkets, 28 corporate-owned stores, three distribution centers and a centralized bakery/deli production facility. Stores are located throughout Wisconsin and northern Illinois. For more information, please visit the company's corporate Web site: www.fresh-brands.com or its consumer site: www.shopthepig.com.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain matters discussed in this press release are "forward-looking statements" intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement will include words such as the Company believes, anticipates, expects or words of similar import. Similarly, statements that describe the Company's future plans, objectives, strategies or goals are also forward-looking statements. Specifically, forward-looking statements include the Company's statements about its (a) 2003 earnings expectations; and (b) plans to remodel existing supermarkets, open additional corporate supermarkets and convert existing supermarkets to franchised supermarkets. Such forward-looking statements are subject to certain risks and uncertainties that may materially adversely affect the anticipated results. Such risks and uncertainties include, but are not limited, to the following: (1) the cost and results of the Company's new business information technology systems replacement project; (2) the presence of intense competitive market activity in the Company's market areas, including competition from warehouse club stores and deep discount supercenters;
(3) the Company's ability to identify and develop new market locations and/or acquisition candidates for expansion purposes; (4) the Company's continuing ability to obtain reasonable vendor marketing funds for promotional purposes;
(5) the Company's ability to continue to recruit, train and retain quality franchise and corporate retail store operators; (6) the potential recognition of repositioning charges resulting from potential closures, conversions and consolidations of retail stores due principally to the competitive nature of the industry and to the quality of the Company's retail store operators; and (7) the Company's ability to integrate and assimilate the acquisition of Dick's Supermarkets, Inc. and to achieve, on a timely basis, the Company's anticipated benefits and synergies thereof. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this release and the Company disclaims any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

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Fresh Brands Reports Record First Quarter Sales and Earnings
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                               Fresh Brands, Inc.
                       Consolidated Statement of Earnings
                                   (unaudited)


                                                     For the 16-weeks ended
                                                --------------------------------
                                                April 19, 2003    April 20, 2002
                                                --------------    --------------

Net sales....................................   $  187,670,000    $  184,139,000

Operating income.............................        3,746,000         3,684,000

Interest expense (net).......................          586,000           546,000
                                                --------------    --------------

Earnings before income taxes.................        3,160,000         3,138,000

Provision for income taxes...................        1,233,000         1,224,000
                                                --------------    --------------

Net earnings.................................   $    1,927,000    $    1,914,000
                                                ==============    ==============


Earnings per share - basic...................           $ 0.38            $ 0.37

Earnings per share - diluted.................           $ 0.38            $ 0.36


Weighted average shares outstanding:

  Basic......................................        5,057,000         5,165,000

  Diluted....................................        5,095,000         5,265,000

Cash dividends per share of common stock.....           $ 0.09            $ 0.09



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